EXHIBIT 23.2

                        CONSENT OF T. J. SMITH & COMPANY


We hereby consent to the references to our reviews dated February 25, 1999, which were used to prepare the Estimated Future Reserves Attributable to Certain Leasehold Interests of The Meridian Resource Corporation as of December 31, 1998, and to the reference to T. J. Smith & Company, Inc. as experts in the field of Petroleum Engineering, which were incorporated by reference in your Form 10-K Registration Statement for the fiscal year ended December 31, 1998.

                                                     T. J. Smith & Company, Inc.


                                                     By: /s/T. M. SMITH
                                                         T. M. Smith, P.E.

Houston, Texas
March 19, 1999